Wiley Reports Second Quarter Fiscal Year 2023 Results
December 7, 2022 - Hoboken, NJ – Wiley (NYSE: WLY), one of the world’s largest publishers and a global leader in scientific research and career-connected education, today announced results for the second quarter ended October 31, 2022.

•GAAP Results: Revenue of $515 million (-3% vs. prior year), Operating Income of $57 million (-22% vs. prior year), and EPS of $0.68 (-31% vs. prior year)
•Adjusted Results at constant currency: Revenue of $515 million (+1% vs. prior year), Adjusted EBITDA of $124 million (-4% vs. prior year), and Adjusted EPS of $1.20 (-13% vs. prior year)
•Fiscal 2023 Outlook: Wiley is lowering its revenue outlook at constant currency due to consumer spending and enrollment headwinds in Academic & Professional Learning. Reaffirms full year outlook for Adjusted EBITDA and Free Cash Flow; Adjusted EPS trending to lower end of range mainly due to rising interest expense

MANAGEMENT COMMENTARY
“Despite the challenging economic environment, we continue to see good underlying momentum in our core growth areas of Research Publishing, Research Solutions, and Corporate Talent Development,” said Brian Napack, President and CEO. “This quarter’s results were weighed down by difficult market conditions in our publishing lines in Academic & Professional Learning. We are aggressively managing costs to offset these challenges while continuing to scale our growth offerings in line with favorable long-term trends.”

SECOND quarter performance

GAAP Measures Unaudited ($millions except for EPS)	Q2 2023	Q2 2022	Change
Revenue	$514.8	$533.0	(3%)
Operating Income	$57.4	$73.9	(22%)
Diluted EPS	$0.68	$0.99	(31%)
Non-GAAP Measures	Q2 2023	Q2 2022	Change	Change Constant Currency
Revenue	$514.8	$533.0	(3%)	+1%
Adjusted EBITDA	$123.8	$127.1	(3%)	(4%)
Adjusted EPS	$1.20	$1.29	(7%)	(13%)

Please see attached financial tables for results for three month and six month periods
Excluding acquisitions and currency impact, revenue was down 0.5% for the quarter
Unfavorable FX variance of $22 million in Revenue; favorable variance of $1.7 million in Adjusted EBITDA and $0.08 in Adjusted EPS

Revenue
•Research was down 1% as reported, or up 3% at constant currency (+2% organic), driven by organic growth in Research Publishing and Research Solutions and contributions from Solutions acquisitions.
•Academic & Professional Learning revenue declined 14% as reported and 10% at constant currency. Education Publishing performance saw a significant decline in print course material offsetting solid growth in digital content and courseware. Professional Learning saw a material decline in professional publishing from a pullback in consumer spending offsetting continued strong growth in corporate leadership training.

•Education Services increased 12% as reported and 17% at constant currency (+13% organic), with strong double-digit growth in Talent Development offsetting a modest decline in University Services primarily from market-related enrollment challenges.

Adjusted EBITDA
•Research was down 4% at constant currency with revenue growth offset by investment to optimize and scale publishing and solutions.
•Academic & Professional Learning declined 12% at constant currency due to the revenue performance.
•Education Services rose 69% at constant currency due to revenue flow-through in Talent Development and the timing of expenses in University Services
•Adjusted Corporate Expenses were flat at constant currency with higher employee costs offset by the timing of certain expenses.

EPS
•GAAP EPS was $0.68 as compared to $0.99 in the prior year period, primarily reflecting lower operating income and a $0.19/share ($14 million) restructuring charge related to workforce actions and real estate optimization.
•Adjusted EPS of $1.20 was down 13% at constant currency, driven by lower adjusted EBITDA and higher interest expense.

Balance Sheet, Cash Flow, and Capital Allocation
•Net Debt-to-EBITDA ratio (trailing twelve months) at quarter-end was 2.1 compared to 2.0 in the year-ago period, and 1.6 at year end (April 30).
•Financing: On November 30, Wiley entered into an amendment to its revolving credit agreement that provides for senior unsecured credit facilities comprised of (i) five-year credit commitments with the principal amount of $1.315 billion, extended to a maturity date in November 2027, and (ii) $185 million in existing credit commitments to remain through the existing maturity date in May 2024.
•Net Cash Used in Operating Activities (YTD) was a use of $76 million on par with the prior year period. Note, Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal subscriptions.
•Free Cash Flow less Product Development Spending (YTD) was a use of $126 million on par with prior year period.
•Share Repurchases (YTD): The Company utilized $17.5 million to repurchase approximately 382,000 shares at an average cost per share of $45.84.

Fiscal Year 2023 Outlook
Wiley is reducing its revenue growth outlook at constant currency due to consumer spending and enrollment headwinds in Education. Based on leading indicators, Wiley is reaffirming its guidance for Adjusted EBITDA and Free Cash Flow. Adjusted EPS is reaffirmed but trending to the lower end of range mainly due to rising interest expense.

Metric ($millions, except EPS)	FY22 Actual*	FY23 Outlook* Constant currency Original	FY23 Outlook* Constant currency Update	FY23 Outlook* Constant currency Current
Revenue	$2,083	$2,175 - $2,215	Reduced	$2,110 - $2,150
Adjusted EBITDA	$433	$425 - $450	Reaffirmed	$425 - $450
Adjusted EPS	$4.16	$3.70 - $4.05	Reaffirmed	$3.70 - $4.05
Free Cash Flow	$223	$210 - $235	Reaffirmed	$210 - $235

*Based on Fiscal 2022 average rates of 1.15 euro and 1.36 British pound. FX impact to FY23 outlook based on YTD average rates of 1.00 euro and 1.16 British pound: $85M unfavorable to revenue; immaterial to Adjusted EBITDA, Adjusted EPS, and Free Cash Flow

Earnings Conference Call
Scheduled for today, December 7 at 10:00 am (ET). Access webcast at investors.wiley.com, or directly at https://events.q4inc.com/attendee/570471412. US callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley is one of the world’s largest publishers and a global leader in scientific research and career-connected education. Founded in 1807, Wiley enables discovery, powers education, and shapes workforces. Through its industry-leading content, digital platforms, and knowledge networks, the company delivers on its timeless mission to unlock human potential. Visit us at Wiley.com. Follow us on Facebook, Twitter, LinkedIn and Instagram.

Non-GAAP Financial Measures
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Contribution to Profit,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non- GAAP measures in the supplementary information. We have not provided our 2023 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment by Wiley in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2023 in connection with our multi-year Business Optimization Program and Fiscal Year 2023 Restructuring Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Category: ALL CORPORATE NEWS

Category: Earnings releases

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Revenue, net	$514,836	$533,003	$1,002,405	$1,021,391
Costs and expenses:
Cost of sales	170,302	174,782	344,333	340,738
Operating and administrative expenses	253,029	264,190	535,780	524,779
Restructuring and related charges (credits)	13,956	(1,333)	36,397	(1,609)
Amortization of intangible assets	20,110	21,476	45,421	42,627
Total costs and expenses	457,397	459,115	961,931	906,535

Operating income	57,439	73,888	40,474	114,856
As a % of revenue	11.2%	13.9%	4.0%	11.2%

Interest expense	(9,332)	(4,997)	(15,664)	(9,636)
Foreign exchange transaction gains (losses)	478	(1,370)	(138)	(1,000)
(Loss) gain on sale of certain assets	—	(56)	—	3,694
Other (expense) income, net	(255)	3,150	271	6,703

Income before taxes	48,330	70,615	24,943	114,617

Provision for income taxes	10,137	14,648	4,585	44,820
Effective tax rate	21.0%	20.7%	18.4%	39.1%
Net income	$38,193	$55,967	$20,358	$69,797
As a % of revenue	7.4%	10.5%	2.0%	6.8%

Earnings per share
Basic	$0.69	$1.00	$0.37	$1.25
Diluted	$0.68	$0.99	$0.36	$1.24

Weighted average number of common shares outstanding
Basic	55,622	55,806	55,679	55,833
Diluted	56,195	56,388	56,326	56,477

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
US GAAP Earnings Per Share - Diluted	$0.68	$0.99	$0.36	$1.24
Adjustments:
Restructuring and related charges (credits)	0.19	(0.02)	0.49	(0.02)
Foreign exchange losses (gains) on intercompany transactions	0.03	0.01	0.04	—
Amortization of acquired intangible assets (3)	0.30	0.31	0.67	0.60
Loss (gain) on sale of certain assets (4)	—	—	—	(0.05)
Income tax adjustments (5)	—	—	—	0.37
Non-GAAP Adjusted Earnings Per Share - Diluted	$1.20	$1.29	$1.56	$2.14

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
US GAAP Income Before Taxes	$48,330	$70,615	$24,943	$114,617
Pretax Impact of Adjustments:
Restructuring and related charges (credits)	13,956	(1,333)	36,397	(1,609)
Foreign exchange losses (gains) on intercompany transactions	2,654	567	3,320	(228)
Amortization of acquired intangible assets (3)	21,185	22,608	47,570	44,892
Loss (gain) on sale of certain assets (4)	—	56	—	(3,694)
Non-GAAP Adjusted Income Before Taxes	$86,125	$92,513	$112,230	$153,978

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$10,137	$14,648	$4,585	$44,820
Income Tax Impact of Adjustments (6)
Restructuring and related charges (credits)	3,422	(277)	8,939	(232)
Foreign exchange losses (gains) on intercompany transactions	694	120	869	19
Amortization of acquired intangible assets (3)	4,388	5,420	10,220	10,263
Loss (gain) on sale of certain assets (4)	—	14	—	(922)
Income Tax Adjustments:
Impact of increase in UK statutory rate on deferred tax balances (5)	—	—	—	(20,726)
Non-GAAP Adjusted Income Tax Provision	$18,641	$19,925	$24,613	$33,222

US GAAP Effective Tax Rate	21.0%	20.7%	18.4%	39.1%
Non-GAAP Adjusted Effective Tax Rate	21.6%	21.5%	21.9%	21.6%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income. It also includes the amortization of acquired product development assets, which is reflected in "Cost of sales" in the Condensed Consolidated Statements of Net Income.

(4) The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic & Professional Learning segment, and resulted in a pretax gain of approximately $3.7 million during the six months ended October 31, 2021.

(5) In the three months ended July 31, 2021, the UK enacted legislation that increased its statutory rate from 19% to 25% effective April 1, 2023. This resulted in a $20.7 million non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2021. These adjustments impacted deferred taxes.

(6) For the three and six months ended October 31, 2022 and 2021, substantially all of the tax impact was from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Net Income	$38,193	$55,967	$20,358	$69,797
Interest expense	9,332	4,997	15,664	9,636
Provision for income taxes	10,137	14,648	4,585	44,820
Depreciation and amortization	52,421	54,555	110,700	109,121
Non-GAAP EBITDA	110,083	130,167	151,307	233,374
Restructuring and related charges (credits)	13,956	(1,333)	36,397	(1,609)
Foreign exchange transaction (gains) losses	(478)	1,370	138	1,000
Loss (gain) on sale of certain assets	—	56	—	(3,694)
Other expense (income), net	255	(3,150)	(271)	(6,703)
Non-GAAP Adjusted EBITDA	$123,816	$127,110	$187,571	$222,368
Adjusted EBITDA Margin	24.0%	23.8%	18.7%	21.8%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended October 31,		Favorable (Unfavorable)
	2022	2021	Reported	Constant Currency
Research (2):
Revenue, net
Research Publishing (3)	$232,641	$238,853	-3%	2%
Research Solutions (3)	38,718	36,301	7%	11%
Total Revenue, net	$271,359	$275,154	-1%	3%

Contribution to Profit	$73,279	$77,031	-5%	-8%
Adjustments:
Restructuring charges	1,179	22	#	#
Non-GAAP Adjusted Contribution to Profit	$74,458	$77,053	-3%	-7%
Depreciation and amortization	23,384	23,464	0%	-4%
Non-GAAP Adjusted EBITDA	$97,842	$100,517	-3%	-4%
Adjusted EBITDA margin	36.1%	36.5%

Academic & Professional Learning:
Revenue, net
Education Publishing	$86,200	$98,581	-13%	-10%
Professional Learning	66,441	77,948	-15%	-11%
Total Revenue, net	$152,641	$176,529	-14%	-10%

Contribution to Profit	$30,411	$41,071	-26%	-24%
Adjustments:
Restructuring charges (credits)	3,439	(465)	#	#
Non-GAAP Adjusted Contribution to Profit	$33,850	$40,606	-17%	-15%
Depreciation and amortization	16,152	18,148	11%	7%
Non-GAAP Adjusted EBITDA	$50,002	$58,754	-15%	-12%
Adjusted EBITDA margin	32.8%	33.3%

Education Services:
Revenue, net
University Services (4)	$57,759	$58,630	-1%	-1%
Talent Development Services (4)	33,077	22,690	46%	61%
Total Revenue, net	$90,836	$81,320	12%	17%

Contribution to Profit	$6,082	$721	#	#
Adjustments:
Restructuring charges	506	6	#	#
Non-GAAP Adjusted Contribution to Profit	$6,588	$727	#	#
Depreciation and amortization	8,975	8,813	-2%	-3%
Non-GAAP Adjusted EBITDA	$15,563	$9,540	63%	69%
Adjusted EBITDA margin	17.1%	11.7%

Corporate Expenses:	$(52,333)	$(44,935)	-16%	-22%
Adjustments:
Restructuring charges (credits)	8,832	(896)	#	#
Non-GAAP Adjusted Contribution to Profit	$(43,501)	$(45,831)	5%	0%
Depreciation and amortization	3,910	4,130	5%	2%
Non-GAAP Adjusted EBITDA	$(39,591)	$(41,701)	5%	0%

Consolidated Results:
Revenue, net	$514,836	$533,003	-3%	1%

Operating Income	$57,439	$73,888	-22%	-27%
Adjustments:
Restructuring charges (credits)	13,956	(1,333)	#	#
Non-GAAP Adjusted Operating Income	$71,395	$72,555	-2%	-6%
Depreciation and amortization	52,421	54,555	4%	1%
Non-GAAP Adjusted EBITDA	$123,816	$127,110	-3%	-4%
Adjusted EBITDA margin	24.0%	23.8%

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) The Research segment was previously referred to as Research Publishing & Platforms.

(3) As previously announced in May 2022, our revenue by product type previously referred to as Research Platforms was changed to Research Solutions. Research Solutions includes infrastructure and publishing services that help societies and corporations thrive in a complex knowledge ecosystem. In addition to Platforms (Atypon), certain product offerings such as corporate sales which included the recent acquisitions of Madgex Holdings Limited (Madgex), and Bio-Rad Laboratories Inc.’s Informatics products (Informatics) that were previously included in Research Publishing moved to Research Solutions to align with our strategic focus. Research Solutions also includes product offerings related to certain recent acquisitions such as J&J, and EJP. Prior period results have been revised to the new presentation. There were no changes to the total Research segment or our consolidated financial results. The revenue was $24.0 million for the three months ended October 31, 2021, $44.1 million for the six months ended October 2021, $93.3 million for the year ended April 30, 2022, and $80.3 million for the year ended April 30, 2021.

(4) In May 2022, we moved the WileyNXT product offering from Talent Development Services to University Services and the prior period results have been included in University Services. The revenue was $0.5 million and $1.1 million for the three and six months ended October 31, 2021, respectively. There were no changes to the total Education Services segment or our total consolidated financial results.

(5) On January 1, 2020, Wiley acquired mthree, a talent placement provider that addresses the IT skills gap by finding, training, and placing job-ready technology talent in roles with leading corporations worldwide. Its results of operations are included in our Education Services segment. In late May 2022, Wiley renamed the mthree talent development solution to Wiley Edge and discontinued use of the mthree trademark during the three months ended July 31, 2022. As a result of these actions, we determined that a revision of the useful life was warranted, and the intangible asset was fully amortized over its remaining useful life resulting in accelerated amortization expense of $4.6 million in the three months ended July 31, 2022.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Six Months Ended October 31,		Favorable (Unfavorable)
	2022	2021	Reported	Constant Currency
Research (2):
Revenue, net
Research Publishing (3)	$472,164	$482,137	-2%	2%
Research Solutions (3)	74,108	67,773	9%	14%
Total Revenue, net	$546,272	$549,910	-1%	3%

Contribution to Profit	$142,302	$155,839	-9%	-11%
Adjustments:
Restructuring charges	1,260	238	#	#
Non-GAAP Adjusted Contribution to Profit	$143,562	$156,077	-8%	-10%
Depreciation and amortization	47,185	47,226	0%	-3%
Non-GAAP Adjusted EBITDA	$190,747	$203,303	-6%	-7%
Adjusted EBITDA margin	34.9%	37.0%

Academic & Professional Learning:
Revenue, net
Education Publishing	$149,256	$164,961	-10%	-6%
Professional Learning	136,344	150,832	-10%	-6%
Total Revenue, net	$285,600	$315,793	-10%	-6%

Contribution to Profit	$25,996	$49,223	-47%	-45%
Adjustments:
Restructuring charges (credits)	9,229	(294)	#	#
Non-GAAP Adjusted Contribution to Profit	$35,225	$48,929	-28%	-26%
Depreciation and amortization	32,684	36,512	10%	7%
Non-GAAP Adjusted EBITDA	$67,909	$85,441	-21%	-18%
Adjusted EBITDA margin	23.8%	27.1%

Education Services:
Revenue, net
University Services (4)	$105,570	$113,598	-7%	-6%
Talent Development Services (4)	64,963	42,090	54%	68%
Total Revenue, net	$170,533	$155,688	10%	14%

Contribution to Profit	$(11,087)	$(1,106)	#	#
Adjustments:
Restructuring charges (credits)	1,339	(28)	#	#
Accelerated amortization of an intangible asset (5)	4,594	—	#	#
Non-GAAP Adjusted Contribution to Profit	$(5,154)	$(1,134)	#	#
Depreciation and amortization	18,171	17,116	-6%	-7%
Non-GAAP Adjusted EBITDA	$13,017	$15,982	-19%	-14%
Adjusted EBITDA margin	7.6%	10.3%

Corporate Expenses:	$(116,737)	$(89,100)	-31%	-36%
Adjustments:
Restructuring charges (credits)	24,569	(1,525)	#	#
Non-GAAP Adjusted Contribution to Profit	$(92,168)	$(90,625)	-2%	-7%
Depreciation and amortization	8,066	8,267	2%	0%
Non-GAAP Adjusted EBITDA	$(84,102)	$(82,358)	-2%	-7%

Consolidated Results:
Revenue, net	$1,002,405	$1,021,391	-2%	2%

Operating Income	$40,474	$114,856	-65%	-70%
Adjustments:
Restructuring charges (credits)	36,397	(1,609)	#	#
Accelerated amortization of an intangible asset (5)	4,594	—	#	#
Non-GAAP Adjusted Operating Income	$81,465	$113,247	-28%	-33%
Depreciation and amortization	106,106	109,121	3%	0%
Non-GAAP Adjusted EBITDA	$187,571	$222,368	-16%	-17%
Adjusted EBITDA margin	18.7%	21.8%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	October 31, 2022	April 30, 2022
Assets:
Current assets
Cash and cash equivalents	$118,423	$100,397
Accounts receivable, net	260,026	331,960
Inventories, net	34,447	36,585
Prepaid expenses and other current assets	70,098	81,924
Total current assets	482,994	550,866

Technology, property and equipment, net	249,922	271,572
Intangible assets, net	860,576	931,429
Goodwill	1,268,312	1,302,142
Operating lease right-of-use assets	93,334	111,719
Other non-current assets	173,233	193,967
Total assets	$3,128,371	$3,361,695

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$46,250	$77,438
Accrued royalties	101,598	101,596
Short-term portion of long-term debt	25,000	18,750
Contract liabilities	263,821	538,126
Accrued employment costs	84,333	117,121
Short-term portion of operating lease liabilities	19,043	20,576
Other accrued liabilities	94,532	95,812
Total current liabilities	634,577	969,419
Long-term debt	978,683	768,277
Accrued pension liability	75,668	78,622
Deferred income tax liabilities	157,048	180,065
Operating lease liabilities	120,559	132,541
Other long-term liabilities	84,029	90,502
Total liabilities	2,050,564	2,219,426
Shareholders' equity	1,077,807	1,142,269
Total liabilities and shareholders' equity	$3,128,371	$3,361,695

Notes:
(1) The supplementary information included in this press release for October 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended October 31,
	2022	2021
Operating activities:
Net income	$20,358	$69,797
Amortization of intangible assets	45,421	42,627
Amortization of product development assets	16,452	18,088
Depreciation and amortization of technology, property, and equipment	48,827	48,406
Other noncash charges	56,601	56,311
Net change in operating assets and liabilities	(263,855)	(310,851)
Net cash used in operating activities	(76,196)	(75,622)

Investing activities:
Additions to technology, property, and equipment	(38,530)	(37,676)
Product development spending	(11,445)	(13,001)
Businesses acquired in purchase transactions, net of cash acquired	(96)	(13,615)
Proceeds related to the sale of certain assets	40	3,375
Acquisitions of publication rights and other	1,738	(1,654)
Net cash used in investing activities	(48,293)	(62,571)

Financing activities:
Net debt borrowings	228,386	227,476
Cash dividends	(38,749)	(38,619)
Purchases of treasury shares	(17,500)	(17,367)
Other	(20,534)	(24,444)
Net cash provided by financing activities	151,603	147,046

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(8,784)	(1,742)

Change in cash, cash equivalents and restricted cash for period	18,330	7,111

Cash, cash equivalents and restricted cash - beginning	100,727	94,359
Cash, cash equivalents and restricted cash - ending	$119,057	$101,470

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Six Months Ended October 31,
	2022	2021
Net cash used in operating activities	$(76,196)	$(75,622)
Less: Additions to technology, property, and equipment	(38,530)	(37,676)
Less: Product development spending	(11,445)	(13,001)
Free cash flow less product development spending	$(126,171)	$(126,299)

Notes:
(1) The supplementary information included in this press release for the six months ended October 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Contribution to Profit and margin;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Contribution to Profit, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings, and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2023 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses.
These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.